EXHIBIT 10.38.2

Amended Securities Exchange Agreement

by and between

Accelerated Pharma, Inc.

and

Alpha Capital Anstalt

and

Brio Capital Master Fund Ltd

Effective Date: January 17, 2019

This AMENDED SECURITIES EXCHANGE AGREEMENT dated June 18, 2019, effective as of January 17, 2019 (this “Amended Exchange Agreement”) between Accelerated Pharma, Inc., a Delaware corporation with offices located at 15W155 81st Street, Burr Ridge, IL 60527 (the “Company”), on the other hand, and Alpha Capital Anstalt (“Alpha”), organized under the laws of Liechtenstein, with offices located at Lettstrasse 32, 9490 Vaduz, Liechtenstein and Brio Capital Master Fund Ltd (“Brio”), organized under the laws of the Cayman Islands with offices located at 100 Merrick Road, Suite 401, W. Rockville Center, NY 11570, on the other hand. The Company, Alpha and Brio are sometimes referred to individually, as a “Party” and collectively, as the “Parties.”

WHEREAS, on January 30, 2017, the Company issued to Firstfire Global Opportunities Fund, LLC (“Firstfire”) a Convertible Promissory Note in the principal amount of $345,000 (the “Convertible Note”), in the form attached as Exhibit A hereto; and

WHEREAS, the Company issued to Firstfire a total of 115,000 shares of the Company’s common stock, par value $0.00001 (the “Firstfire Shares”), evidenced by a Statement of Account and Total Holder Account Statement attached hereto, 40,000 of which Firstfire Shares were issued on January 31, 2017 and 75,000 Shares on June 20, 2017; and

WHEREAS, on December 27, 2017, Firstfire sold, transferred and assigned the Convertible Note to Efrat Investments LLC (“Efrat”) but retained all right, title and interest in the Firstfire Shares; and

WHEREAS, on January 17, 2019, Alpha and Brio, as Purchasers, entered into a Private Securities Purchase and Assignment Agreement with Firstfire and Efrat, as Sellers (the “Firstfire /Efrat -Alpha / Brio SPA”) for total consideration of $290,000 (the “Purchase Price”), pursuant to which: (i) Firstfire agreed to sell, transfer and assign the Firstfire Shares to Brio for $10,000 of the total Purchase Price; and (ii) Efrat agreed to sell, transfer and assign the Convertible Note, together with accrued interest thereon for $280,000 of the Purchase Price, as follows: (a) Alpha agreed to pay Efrat the sum of $250,180, representing 89.35% of the $280,000 of the Purchase Price applicable to the Convertible Note, and (b) Brio agreed to pay Efrat the sum of $29,820, representing 10.65% of the $280,000 of the Purchase Price applicable to the Convertible Note ; and

WHEREAS, on June 11, 2019, effective as of January 17, 2019, Alpha and Brio, as Purchasers, entered into an Amended Private Securities Purchase and Assignment Agreement in the form attached hereto (the “Amended Firstfire/Efrat-Alpha/Brio Agreement”); and

WHEREAS, the closing of the Amended Firstfire/Efrat-Alpha/Brio Agreement and the closing of this Amended Exchange Agreement is subject to the closing of the Company’s Offering, as that term is defined in the Recitals below; and

WHEREAS, effective as of January 17, 2019 and in contemplation of the closing of the Amended Firstfire/Efrat-Alpha/Brio Agreement, the Company has agreed to issue to: (i) Alpha a new convertible note in the principal amount of $308,257.50, representing 89.35% of the Convertible Note, plus 89.35% of the accrued interest owed on the Convertible Note (the “Alpha Note”); and (ii) Brio a new convertible note in the principal amount of $36,742.50, representing 10.65% of the Convertible Note, plus 10.65% of the accrued interest owed on the Firstfire Note (the “Brio Note”); and

WHEREAS, the Company and Alpha have agreed that the Alpha Note, together with aggregate accrued interest thereon would be convertible into a total of 2,945,500 shares the Company’s common stock, par value $0.00001 (the “Common Stock”), except that Alpha is subject to a subject to a beneficial ownership limitation on its Common Stock ownership interest (the “Beneficial Ownership Limitation”), as that term is defined in Section 1.4 of this Amended Exchange Agreement; and

WHEREAS, the Company and Brio have agreed that the Brio Note, together with aggregate accrued interest thereon would be convertible into a total of 352,500 shares the Company’s Common Stock, except that Brio is subject to a subject to a beneficial ownership limitation on its Common Stock ownership interest (the “Beneficial Ownership Limitation”), as that term is defined in Section 1.4 of this Amended Exchange Agreement; and

WHEREAS, Alpha and Brio, individually and not collectively, acknowledge that October 22, 2018, the Company filed a registration statement with the United States Securities and Exchange Commission (the “SEC”) on Form S-1, File No. 333-227916 (the “Registration Statement”) for the purpose of raising gross proceeds of $3 million from the offering and sale to the public (the “Offering”) of its securities under the Securities Act of 1933, as amended (the “Act”) and that the subject Offering is being conducted by the Company on a self-underwritten basis and that no minimum is required to close the Offering; and

WHEREAS, pursuant to this Amended Exchange Agreement, the Company has agreed with Alpha and Brio, acting individually and not collectively, to the: (i) conversion by Alpha of the Alpha Note into a total of 5,891 shares of a newly designated Series C Convertible Preferred Stock (the “Series C Preferred Stock”), having such rights, preferences and privileges, including conversion rights, as set forth in the Amended Series C Preferred Stock Certificate of Designation , a copy of which is attached hereto and which is to be filed as Exhibit 3.4.2 (the “Amended Certificate of Designation”) to Amendment No. 2 to the Company’s Registration Statement; and (ii) conversion by Brio of the Brio Note and the Firstfire Shares sold, transferred and assigned to Brio in the Amended Firstfire/Efrat-Alpha/Brio Agreement (hereinafter, the “Brio Shares”) into 705 shares of Series C Preferred Stock ; and

WHEREAS, Alpha and Brio, individually and not collectively, understand and acknowledge that in order for the Offering to be successful, of which there can be no assurance, and at the request of the Company, Alpha and Brio, individually and not collectively, have agreed to convert their Alpha and Brio Notes and Brio has agreed to exchange the Brio Shares for newly issued shares of Series C Preferred Stock pursuant to this Amended Exchange Agreement, on the closing of the Offering (the “Closing Date”), as defined in Section 2.1 below.

NOW THEREFOR, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

ARTICLE I

THE CONVERSION AND SECURITIES EXCHANGE

Section 1.1 The Alpha Note Conversion. Upon the closing of the Offering (the “Closing”), as defined in ARTICLE II below, Alpha shall deliver to the Company: (i) the Alpha Note; and (ii) Alpha’s Notice of Conversion, in the form attached to the Alpha Note and, within seventy-two (72) hours the Company shall cause its transfer agent, VStock Transfer (the “Transfer Agent”) to issue to Alpha in book entry form 5,891 shares of Series C Preferred Stock, which shares are convertible, at Alpha’s sole option, into 2.945,500 shares of Common Stock, subject to a Beneficial Ownership Limitation, as defined in Section 1.4 below and the Amended Certificate of Designation.

Section 1.2 The Brio Note Conversion and Brio Share Exchange. Upon the Closing of the Offering , Brio shall deliver to the Company: (i) the Brio Note; (ii) Brio’s Notice of Conversion in the form attached to the Brio Note; and (iii) the Brio Shares; and, within seventy-two (72) hours the Company shall cause its Transfer Agent to issue to Brio in book entry form 705 shares of Series C Preferred Stock , which shares are convertible, at Brio’s sole option, into 352,500 shares of Common Stock, subject to a Beneficial Ownership Limitation, as defined in Section 1.4 below and the Amended Certificate of Designation.

Section 1.3 Irrevocable Transfer Agent Instruction Letter.

1.3.1 Upon the Closing, the Company shall deliver to the Transfer Agent an Irrevocable Transfer Agent Instruction Letter instructing the Transfer Agent to establish a reserve for shares of the Company’s Common Stock issuable upon conversion of the Alpha and/or Brio Notes or the Brio Shares and the Series C Preferred Stock, as well as any securities of the Company issued or issuable upon conversion, exercise or exchange of Alpha and Brio Notes, the Brio Shares, the Series C Preferred Stock or any other securities of the Company issued or issuable upon conversion, exercise or exchange of Alpha and Brio Notes, the Brio Shares, the Series C Preferred Stock being issued or will be issuable to Alpha and/or Brio pursuant to this Amended Exchange Agreement.

1.3.2 The Alpha and Brio Notes, Brio Shares, the Series C Preferred Stock, the shares of Common Stock issuable upon conversion of the foregoing, all referenced in Section Sections 1.1 and 1.2 above are sometimes referred to collectively, as the “New Purchasers’ Securities.”

Section 1.4 Beneficial Ownership Limitation. The Company has agreed with Alpha and Brio, individually and not collectively, that in no event may Alpha or Brio convert, exercise or exchange the Alpha or Brio Notes, Brio Shares, Series C Preferred Stock, New Purchasers’ Securities or any securities of the Company issued or issuable upon conversion, exercise or exchange of the foregoing, or exercise or convert any other securities issued by the Company to either Alpha or Brio, if, as a result of any such conversion, exchange or exercise by Alpha or Brio shall become the beneficial owner of more than 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion, exercise or exchange of Alpha or Brio Notes, Brio Shares, Series C Preferred Stock, New Purchasers’ Securities or any securities of the Company issued or issuable upon conversion, exercise or exchange of the foregoing containing rights to acquire or be exchanged for shares of Common Stock. The foregoing is defined in this Amended Exchange Agreement as the “Beneficial Ownership Limitation.” Either Alpha and/or Brio, individually and not collectively, may decrease the Beneficial Ownership Limitation at any time and, upon not less than 61 days’ prior notice to the Company, may increase the Beneficial Ownership Limitation under this Section 1.4, provided that the Beneficial Ownership Limitation with respect to Alpha or Brio, in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion, exercise or exchange of the Alpha or Brio Notes, Brio Shares, Series C Preferred Stock, New Purchasers’ Securities or any securities of the Company issued or issuable upon conversion, exercise or exchange of the foregoing. Any such increase will not be effective until the 61st day after such notice is delivered to Company. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1. 4 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of the Alpha or Brio Notes, Brio Shares, Series C Preferred Stock, New Purchasers’ Securities or any securities of the Company issued or issuable upon conversion, exercise or exchange of the foregoing issued to Alpha and Brio.

ARTICLE II

THE CLOSING

Section 2.1 The Closing. The closing of this Amended Exchange Agreement shall occur on the closing of the Offering (the “Closing”).

2.1.1 At the Closing , Alpha shall deliver to the Company the Alpha Note and Alpha’s Notice of Conversion and, within seventy-two (72) hours, the Company shall cause its Transfer Agent to issue to Alpha in book entry form 5,891 shares of Series C Preferred Stock and the Irrevocable Transfer Agent Instruction Letter with respect to the reserve of shares of Common Stock underlying the conversion by Alpha of its shares of Series C Preferred Stock.

2.1.2 At the Closing, Brio shall deliver to the Company: (i) the Brio Note and Brio’s Notice of Conversion; and (ii) the Brio Shares, and within seventy-two (72) hours, the Company shall cause its Transfer Agent to issue to Brio in book entry form 705 shares of Series C Preferred Stock and the Irrevocable Transfer Agent Instruction Letter with respect to the reserve of shares of Common Stock underlying the conversion by Brio of its shares of Series C Preferred Stock.

Section 2.2 Other Conditions to Closing.

2.2.1 As soon as practicable following the Closing, the Company undertakes to execute and deliver such other instruments and certificates as may be necessary to implement the provisions of this Agreement.

2.2.2 No order, injunction or decree issued by any court or agency of competent jurisdiction or other law preventing or making illegal the consummation of the transactions contemplated by this Amended Exchange Agreement shall be in effect

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants as of the date hereof that:

Section 3.1 Organization and Qualification. The Company and each of its Subsidiaries (as defined below), if any, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Company and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. “Material Adverse Effect” means any material adverse effect on the business, operations, assets, financial condition or prospects of the Company or its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith. “Subsidiaries” means any corporation or other organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any equity or other ownership interest.

Section 3.2 Authorization; Enforcement. (i) The Company has all requisite corporate power and authority to enter into and perform this Amended Exchange Agreement and to consummate the transactions contemplated hereby and thereby and to issue the Securities in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Amended Exchange Agreement and the execution and delivery to the Transfer Agent of the Irrevocable Transfer Agent Instruction Letter and reservation for issuance of the shares of Common Stock pursuant to the Irrevocable Transfer Agent Instruction Letter, each of which have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its shareholders is required, (iii) this Amended Exchange Agreement has been duly executed and delivered by the Company by its authorized representative, and such authorized representative is the true and official representative with authority to sign this Amended Exchange Agreement and the other documents executed in connection herewith and bind the Company accordingly, and (iv) this Amended Exchange Agreement constitutes, and upon execution and delivery by the Company of each of such instruments referenced in this Section 3.2 and elsewhere in this Amended Exchange Agreement will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

Section 3.3 Capitalization. As of the date hereof, the authorized capital stock of the Company consists of: (i) 500,000,000 shares of Common Stock, par value $0.00001 per share (the “Common Stock”); and (ii) 20,000,000 shares of preferred stock, par value $0.00001 per share (the “Preferred Stock”), which may be issued in one or more class or series, as determined by the Company’s Board of Directors, which may fix the voting powers, if any, designations, powers, preferences and relative, participating, optional or other rights and any qualifications, limitations or restrictions of such preferences and rights including, without limitation, dividend rights, voting rights, redemption privileges and liquidation preferences, in each case as the Board of Directors may determine. As of the date of this Agreement, the Company has: (i) 6,220,190 shares of Common Stock issued and outstanding; (ii) 180,000 shares of Series A Preferred Stock issued and outstanding; and (iii) 15,000 shares of Series C Preferred Stock authorized, none of which are outstanding. The Company’s Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, redemption, voting or other rights which could adversely affect the voting power or other rights of the holders of Common Stock. All of the issued and outstanding shares of Common Stock and Preferred Stock are validly issued, fully paid and non-assessable. No shares of Common Stock or Preferred Stock of the Company are subject to preemptive rights or any other similar rights of the shareholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. Except as disclosed in the Company’s Registration Statement filed with the SEC on October 22, 2018 and amendment no. 1 filed on January 25, 2019, or as otherwise set forth in this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the Act and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Note or the Conversion Shares. The Company has filed with the SEC in its Registration Statement or in registration statements filed under the Act and amendments thereto during the period from October 11, 2016 through July 12, 2017, which registration statement and amendments were withdrawn on August 23, 2017 (collectively, the “SEC Documents”), true and correct copies of the Company’s Certificate of Incorporation as in effect on the date hereof and thereof (the “Certificate of Incorporation”), the Company’s By-laws, as in effect on the date hereof (the “By-laws”), and the terms of all securities convertible into or exercisable for Common Stock of the Company and the material rights of the holders thereof in respect thereto. The Company shall provide the Purchaser with a written update of this representation signed by the Company’s Chief Executive on behalf of the Company as of the Closing Date.

Section 3.4 Issuance of Securities. The issuance and/or transfer of the Alpha and Brio Notes, Brio Shares, the New Purchasers’ Securities, or any securities issuable upon conversion, exercise or exchange of the foregoing, shares of Series C Preferred Stock, and any shares of Common Stock upon the conversion, exercise or exchange, if and when issued, will be duly authorized and, upon issuance in accordance with the terms of this Amended Exchange Agreement, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof. Any shares of Common Stock underlying conversion of the Alpha and Brio Notes, the Brio Shares, the New Purchasers’ Securities or any securities issuable upon conversion, exercise or exchange of the foregoing, or the conversion of the Series C Preferred Stock are and/or will be duly authorized and reserved for issuance and, upon conversion, exercise or exchange, if any, of the Alpha and Brio Notes, the Brio Shares, the New Purchasers’ Securities, or any securities issuable in either full or partial exchange thereof, or any shares of Series C Preferred Stock or underlying shares of Common Stock, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Company and will not impose personal liability upon the holder thereof.

Section 3.5 Acknowledgment of Dilution. The Company understands and acknowledges the potentially dilutive effect to the existing issued and outstanding shares of Common Stock upon the issuance of shares of Common Stock upon conversion of and underlying the Alpha and Brio Notes, the Brio Shares, any New Purchasers’ Securities, or any securities issuable upon conversion, exercise or exchange of the foregoing, and the Series C Preferred Stock in accordance with this Amended Exchange Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

Section 3.6 No Conflicts. The execution, delivery and performance of this Amended Exchange Agreement and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance any Alpha and Brio Notes, Brio Shares, New Purchasers’ Securities, or any securities issuable upon conversion, exercise or exchange of the foregoing, and the shares of Series C Preferred Stock, and reservation for issuance of the shares of Common Stock underlying any of the foregoing, will not (i) conflict with or result in a violation of any provision of the Certificate of Incorporation, as amended or By-laws, or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Neither the Company nor any of its Subsidiaries is in violation of its Certificate of Incorporation, By-laws or other organizational documents and neither the Company nor any of its Subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put the Company or any of its Subsidiaries in default) under, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or by which any property or assets of the Company or any of its Subsidiaries is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its Subsidiaries, if any, are not being conducted, and shall not be conducted so long as the Purchaser owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity. Except as specifically contemplated by this Amended Exchange Agreement and as required under the Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self-regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Amended Exchange Agreement or the transactions contemplated hereby in accordance with the terms hereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

Section 3.7 Absence of Certain Changes. Since January 25, 2019, the date of the filing of amendment no. 1 to the Registration Statement with the SEC, there has been no material adverse change and no material adverse development in the assets, liabilities, business, properties, operations, financial condition, results of operations, prospects or status of the Company or any of its Subsidiaries.

Section 3.8 Absence of Litigation. There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries, or their officers or directors in their capacity as such, that could have a Material Adverse Effect.

Section 3.9 Acknowledgment Regarding Issuance of the Securities. The Company acknowledges and agrees that Alpha and Brio are each acting on its own behalf, solely in the capacity of an arm’s-length issuee with respect to this Amended Exchange Agreement and the transactions contemplated hereby, including but not limited to the issuance of the: (i) Alpha and Brio Note’s; (ii) Brio Shares; (iii) New Purchasers’ Securities; (iv) Series C Preferred Stock; and (v) the shares of Common Stock, including the shares of Common Stock underlying or issuable in exchange for the Alpha and Brio Notes, Brio Shares, New Purchasers’ Securities, the Series C Preferred Stock and the shares of Common Stock issued or issuable upon conversion, exercise or exchange of any of the foregoing, pursuant to Sections 1.1 and 1.2 above or any other provisions of this Amended Exchange Agreement. The Company further acknowledges that neither Alpha nor Brio is acting nor has acted as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Amended Exchange Agreement and the transactions contemplated hereby.

3.10 No Brokers. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Amended Exchange Agreement or the transactions contemplated hereby.

3.11 Title to Property. Except as disclosed in the Registration Statement and amendment filed with the SEC on October 22, 2018 and January 25, 2019, the Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects or such as would not have a Material Adverse Effect. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect.

Section 3.12 Shell Status. The Company represents that it is not a “shell” issuer and has never been a “shell” issuer, or that if it previously has been a “shell” issuer, that at least twelve (12) months have passed since the Company has reported Form 10 type information indicating that it is no longer a “shell” issuer. Further, the Company acknowledges and agrees that it is the Company’s sole responsibility to instruct its counsel to issue on behalf of Alpha and/or Brio, as the case may be any Rule 144 or 3(a)(9) opinions to allow for salability of any shares of the Company’s Common Stock issued on conversion of the Alpha and Brio Notes, Brio Shares, New Purchasers’ Securities or any other securities issued or issuable to Alpha and Brio, the Series C Preferred Stock or any other securities that are convertible into shares of the Company’s Common Stock.

Section 3.13 Corporate Existence. So long as either Alpha or Brio beneficially owns all or any portion of their Alpha and Brio Notes, Brio Shares, New Purchasers’ Securities, shares of Series C Preferred Stock, or shares of the Company’s Common Stock or any securities or any portion thereof, issuable under this Amended Exchange Agreement or the transactions contemplated hereby, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company’s assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company’s assets, where the surviving or successor entity in such transaction assumes the Company’s obligations hereunder and under the agreements and instruments entered into in connection herewith.

Section 3.14 Legal Counsel Opinions. Upon the request of either Alpha and/or Brio, from to time to time, the Company shall be responsible (at its sole cost and expense) for delivering or causing to be delivered to the Company’s Transfer Agent and to Alpha and/or Brio, as the case may be, within seventy-two (72) hours of the written request from Alpha and/or Brio, a customary legal opinion letter of its counsel (the “Legal Counsel Opinion”) to the effect that the sale of any shares of Common Stock underlying conversion, exercise or exchange of the Alpha or Brio Notes, Brio Shares, New Purchasers’ Securities, the Series C Preferred Stock or other securities issuable upon conversion, exercise or exchange of any of the foregoing by Alpha or Brio or their respective affiliates, successors and assigns, is exempt from the registration requirements of the Act pursuant to Rule 144 or 3(a)(9), provided the requirements of Rule 144 are satisfied and provided the such shares of Common Stock are not then registered under the Act for resale pursuant to an effective registration statement). If the Company previously has been a “shell” issuer, the Legal Counsel Opinion shall state that at least twelve (12) months have passed since the Company has reported Form 10 type information indicating that it is no longer a “shell” issuer. Further, the Company will instruct its counsel to render the requisite Legal Counsel Opinion pursuant to Rule 144 or 3(a)(9), as may be applicable, to allow for salability of any shares of Common Stock issued on conversion, exercise or exchange of the Alpha and/or Brio Notes, Brio Shares, New Purchasers’ Securities, or any securities issuable upon conversion, exercise or exchange of the foregoing, the Series C Preferred Stock or other securities convertible into shares of Common Stock. Should the Company’s legal counsel fail, for any reason, to issue the Legal Counsel Opinion, either Alpha and/or Brio may (at the Company’s sole cost and expense) secure another legal counsel to issue the Legal Counsel Opinion, and the Company will instruct its Transfer Agent to accept such opinion. Notwithstanding the foregoing, the Company acknowledges and agrees that if, for any reason, its legal counsel shall fail to issue the Rule 144 or 3(a)(9) opinion, prior to requesting the either Alpha and/or Brio engage another legal counsel to prepare an opinion that the Company agrees to accept and direct its Transfer Agent to accept, the Company will engage other legal counsel, at the Company’s sole cost and expense, to render on behalf of Alpha and/or Brio the Rule 144 or 3(a)(9) Legal Counsel Opinion.

Section 3.15 Rule 144. The Company acknowledges and agrees that in accordance with Rule 144, the holding period of the Alpha and/or Brio Notes, Brio Shares, New Purchasers’ Securities, or any securities issuable upon conversion, exercise or exchange of the foregoing, the Series C Preferred Stock or other securities convertible into shares of Common Stock will tack back to the date the Convertible Note and Firstfire Shares (as those terms are defined in the Recitals above) were first issued and sold to Firstfire. The Company agrees on its own behalf and on behalf of its legal counsel not to take a position to the contrary.

ARTICLE IV

MISCELLANEOUS

Section 6.1 Notices. All notices and other communications required or permitted to be given under this Amended Exchange Agreement shall be in writing and shall be deemed to have been given if delivered personally or by facsimile or seven days after having been sent by certified mail, return receipt requested, postage prepaid, to the Parties to this Amended Exchange Agreement at the following address or to such other address either Party to this Amended Exchange Agreement shall specify by notice to the other Party:

If to Alpha’s and/or Brio’s Counsel, then to:

Barbara Mittman, Esq.

Grushko & Mittman, P.C.

515 Rockaway Avenue

Valley Stream, New York 11581

Email: counslers@aol.com

If to the Company, then to:

Michael Fonstein, CEO

15W155 81st Street

Burr Ridge, IL 60527

Email: mfonstein@acceleratedpharma.com

If to the Company’s Counsel, then to:

Lawrence R. Lonergan, Esq.

The Lonergan Law Firm, LLC

96 Park Street

Montclair, NJ 07042

Email: llonergan@wlesq.com

Each Party shall provide notice to the other Parties of any change in address.

Section 6.2 Further Assurances. Each Party hereto shall do and perform or cause to be done and performed all further acts and shall execute and deliver all other agreements, certificates, instruments and documents as any other Party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Amended Exchange Agreement and the consummation of the transactions contemplated hereby.

Section 6.3 Amendments and Waivers. Any provision of this Amended Exchange Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is duly executed and delivered by each of the Parties. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 6.4 Fees and Expenses. Each Party hereto shall pay all of its own fees and expenses (including attorneys’ fees) incurred in connection with this Amended Exchange Agreement and the transactions contemplated hereby.

Section 6.5 Successors and Assigns. The provisions of this Amended Exchange Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns, provided that neither Party may assign, delegate or otherwise transfer any of its rights or obligations under this Amended Exchange Agreement without the consent of the other Party hereto.

Section 6.6 Governing Law. This Amended Exchange Agreement shall be governed and construed in accordance with the internal laws of the State of New York applicable to contracts made and to be performed within such state and where the Company and its counsel are located, without regard to any applicable conflicts of law principles. The Parties hereto agree that any suit, action or proceeding brought by either Party to enforce any provision of or based on any matter arising out of or in connection with, this Amended Exchange Agreement or the transactions contemplated hereby shall be brought in any federal or state court located in the State of New York. Each of the Parties hereto submits to the jurisdiction of any such court in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Amended Exchange Agreement or the transactions contemplated hereby and hereby irrevocably waives the benefit of jurisdiction derived from present or future domicile or otherwise in such action or proceeding. Each Party hereto irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Notwithstanding the foregoing, the Parties, upon mutual written agreement, may agree to the State of Colorado or California in lieu of the State of New York.

Section 6.7 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AMENDED EXCHANGE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 6.8 Entire Agreement. This Amended Exchange Agreement constitutes the entire agreement between the Parties with respect to the subject matter of this Amended Exchange Agreement and supersedes all prior agreements and understandings, both oral and written, between the Parties and/or their affiliates with respect to the subject matter of this Amended Exchange Agreement.

Section 6.9 Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 6.10 Severability. If one or more provisions of this Amended Exchange Agreement are held to be unenforceable under applicable law, such provision shall be deemed to be excluded from this Amended Exchange Agreement and the balance of this Amended Exchange Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms to the maximum extent permitted by law.

Section 6.11 Counterparts; Third Party Beneficiaries. This Amended Exchange Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument. No provision of this Amended Exchange Agreement shall confer upon any person other than the Parties hereto any rights or remedies hereunder.

Section 6.12 Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Amended Exchange Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the Parties shall be entitled to seek specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity.

[Signatures on following page]

IN WITNESS WHEREOF, the Parties hereto have caused this Amended Exchange Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ACCELERATED PHARMA, INC.

/s/:
Name:	Michael Fonstein
Title:	CEO

ALPHA CAPITAL ANSTALT

/s/:
Name:	Konrad Ackermann
Title:	Director

BRIO CAPITAL MASTER FUND, LTD.

/s/:
Name:	Shaye Hirsch
Title:	Managing Member